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                                                                   Exhibit 23.2



                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 200,000 shares of common stock for the Active Voice Corporation 1996 Employee Stock Purchase Plan of our report dated May 13, 1999, with respect to the consolidated financial statements and schedule of Active Voice Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP

Seattle, Washington
September 20, 1999